EXHIBIT 12




                   THE MONTANA POWER COMPANY



      Computation of Ratio of Earnings to Fixed Charges
                   (Dollars in Thousands)


                                               Twelve Months
                                                   Ended
                                            December 31, 1994
                                            ------------------

      Net Income                                  $115,963

      Income Taxes                                  53,152
                                                 ----------
                                                  $169,115
                                                 ----------


      Fixed Charges:
          Interest                                $ 44,096
          Amortization of Debt Discount,
            Expense and Premium                      1,666
          Rentals                                   36,586
                                                 ----------
                                                  $ 82,348
                                                 ----------
      Earnings Before Income Taxes
        and Fixed Charges                         $251,463
                                                 ==========



      Ratio of Earnings to Fixed Charges             3.05X
                                                 ==========